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                           FORM OF STOCK CERTIFICATE



FRONT
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LOGO

TriStar Aerospace Co.

Incorporated Under the Laws of the State of Delaware

CUSIP  89674L 10 1

This Certificate is Transferable In New York, New York

     This certifies that ______________________________ is the record holder of __________________________ fully paid and non-assessable shares of common stock of TriStar Aerospace Co., transferable on the books of the Company by the holder hereof in person or by duly authorized attorney or surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     Witness the facsimile corporate seal and the facsimile signatures of its duly authorized officers.

/s/ Douglas Childress
Secretary

/s/ Quentin Bourjeaurd
President and Chief Executive Officer

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BACK
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                             TRISTAR AEROSPACE CO.

     The company will furnish without charge to each stockholder who so requests a statement or summary of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof which the corporation is authorized to issue and of the qualifications, limitations or restrictions of such preferences and/or rights. Any such request is to be addressed to the transfer agent.

     The following abbreviations when used in the inscription on the face of the certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM-  as tenants in common
          TEN ENT-  as tenants by the entireties
          JT YEN-   as joint tenants with
          right of survivorship and
          not as tenants in common

                    UNIF GIFT MIN ACT ___________________ (Court) Custodian __________________ (minor), under uniform gifts to minors Act ____________________ (State).

Additional abbreviations may also be used though not in the above list.

     For Value Received, _______________________ hereby sell, assign and transfer unto _____________________________ (please insert social security or other identifying number of assignee), _____________________________________
______________________________________________________________ (please print or typewrite name and address, including zip code of assignee) ___________ shares of the stock represented by the within certificate, and do hereby irrevocably constitute and appoint ______________________________________
Attorney to transfer the said stock on the books on the books of the within named Corporation with full power of substitution in the premises.



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Dated:
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                               NOTICE:  The signature to this assignment must
                               correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.



SIGNATURE(S) GUARANTEED:


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The signature(s) should be guaranteed by an
eligible guarantor institution (banks,
stockbrokers, savings and loan associations and credit unions with membership in an approved
Signature Guaranteed Medallion Program), pursuant to S.E.C. Rule 17Ad-16.



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